Exhibit 23.3



       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sola International Inc. Stock Option Plan and the Sola Investors Inc. Stock Option Plan (as assumed by Sola International Inc.) of our report dated May 6, 1996 with respect to the consolidated financial statements and schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                     ERNST & YOUNG LLP


Palo Alto, California
October 21, 1996